 Exhibit 10(n)

MODIFICATION AGREEMENT

          This Amendment and Modification Agreement (this “Agreement”), dated as of January 31, 2003, is made by and between Berger Holdings, Ltd., a Pennsylvania corporation (the “Company”), and Argosy Investment Partners, L.P., a Pennsylvania limited partnership (“Argosy”).

BACKGROUND

          A.    Argosy is the holder of the Company’s 10% Subordinated Debenture due December 31, 2003 (the “Debenture”) which was amended and restated pursuant to that certain Exchange Agreement, dated as of January 12, 2001, by and between the Company and Argosy (the “Exchange Agreement”).

          B.    The Company has requested, and Argosy has agreed, by execution of this Agreement, to modify certain provisions of the Debenture.

          NOW, THEREFORE, intending to be legally bound, the Company and Argosy hereby agree as follows:

          1.     Prepayment.  On the date hereof, the Company shall pay to Argosy Seven Hundred Fifty Thousand Dollars ($750,000) principal amount of the Debenture, plus an amount equal to the interest on such principal amount then due and unpaid as of the date hereof.

          2.     Term Extension.  The Regular Maturity Date (as defined in the Debenture) is hereby extended to June 30, 2005.

          3.     Interest Rate.  The interest rate payable on the remaining principal amount of the Debenture shall be increased from 10% per annum as follows:

                  (a)     to 12% per annum for the period beginning February 1, 2003 and ending December 31, 2003;

                  (b)     to 13% per annum for the period beginning January 1, 2004 and ending December 31, 2004; and

                  (c)     to 14% per annum for the period beginning January 1, 2005 and ending June 30, 2005.

          4.     Amendment of Debenture.  All terms, conditions, provisions and covenants in the Debenture and the Exchange Agreement shall remain unaltered and in full force and effect except as modified hereby.  The Debenture shall be deemed modified as provided herein effective immediately.

          5.     Miscellaneous.  This Agreement shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

BERGER HOLDINGS, LTD.

By:	/s/ JOSEPH F. WEIDERMAN

Joseph F. Weiderman
President

ARGOSY INVESTMENTS PARTNERS, L.P.

By: ARGOSY ASSOCIATES, L.P., its general partner

By: ARGOSY ASSOCIATES, INC., its general partner

By:	/s/ JOHN PAUL KIRWIN, III

John Paul Kirwin, III
Vice President